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                                                                EXHIBIT 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-52378, No. 333-59251 and No. 2-64572) of
Coachmen Industries, Inc. of our report dated February 2, 2001, except for the information in Note 5, for which the date is February 9, 2001, and Note 11, for which the date is February 12, 2001, relating to the consolidated financial statements and financial statement schedule for the year ended December 31, 2000, which appears in this Form 10-K.

/S/ PricewaterhouseCoopers LLP

Indianapolis, Indiana
March 21, 2003